Exhibit 10f

2005 ROWAN COMPANIES, INC. LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of the ____day of ______(“Grant Date”), between Rowan Companies, Inc., a Delaware corporation (the “Company”) and [name] (“Participant”).

1.
Grant of Option. To carry out the purposes of the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “Plan”), by affording Participant the opportunity to purchase shares of common stock, $0.125 par value per share of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company hereby irrevocably grants to Participant the right and option (“Option”) to purchase all or any part of an aggregate of [number] shares of Stock, effective as of the Grant Date on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The Plan and this Option shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $_____per share.

3.
Exercise of Option. This Option shall be exercisable in the manner described below for 25% of the aggregate number of shares offered by this Option on and after each of the first, second, third and fourth anniversaries of the Grant Date; provided, however, this Option may be exercised only prior to its expiration date and, except as otherwise provided below, only while Participant remains an Employee of the Company. The Option will terminate and cease to be exercisable upon Participant’s termination of employment with the Company, except that:

(a)
If Participant’s employment with the Company terminates by reason of Retirement, Participant may exercise this Option at any time during the period of five years following the date of such termination, but only as to the number of shares that Participant was entitled to purchase hereunder as of the date his employment so terminates, plus such additional number of shares, if any, that the Committee, in its sole discretion, determines to be exercisable as of such Retirement.

(b)
If Participant dies within the five-year period following the date of Participant’s termination of employment by reason of Retirement, Participant’s estate, or the person who acquires this Option by bequest or inheritance or otherwise by reason of the death of Participant, may exercise this Option at any time during the period of two years following the date of Participant’s death, but only as to the number of shares Participant was entitled to purchase hereunder as of the date Participant’s employment terminated by reason of Retirement.

(c)
If Participant’s employment with the Company terminates by reason of Disability, Participant may exercise this Option in full at any time during the period of five years following the date of such termination.

(d)
If Participant dies while in the employ of the Company or within the five-year period following the date of Participant’s termination of employment by reason of Disability, Participant’s estate, or the person who acquires this Option by bequest or inheritance or by reason of the death of Participant, may exercise this Option in full at any time during the period of two years following the date of Participant’s death.

If Participant’s employment with the Company terminates other than by reason of Retirement, Disability or death, this Option (to the extent not exercised prior thereto) shall terminate as of the date Participant’s employment so terminates. This Option shall not be exercisable in any event after the expiration of ten years from the Grant Date hereof.

4.
Manner of Exercise. In order to exercise this Option, the Participant shall deliver to the Chief Financial Officer or other designated officer of the Company payment in full for (i) the shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Option shall be either in cash or by check payable and acceptable to the Company; provided, however, with the consent of the Committee, which consent may be granted or withheld in the Committee’s sole discretion and subject to any instructions or conditions as the Committee may impose, payment of the exercise price and/or withholding may be made by (x) tendering to the Company shares of Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and the amount required to be withheld, or (y) the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of Participant, provided that Participant has irrevocably instructed such broker to remit directly to the Company on Participant’s behalf from the proceeds of such sale the full amount of the exercise price, plus all required withholding taxes. In the event that Participant, with the consent of the Committee, elects to make payment as allowed under clause (x) above, the Committee may, upon confirming that Participant owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option, less the number of shares being tendered upon the exercise, and return to Participant (or not require surrender of) the certificate for the shares being tendered upon the exercise.

5.	Retirement. For purposes of the Agreement and pursuant to the terms of the Plan, Retirement of an employee shall have occurred if:

(a)	in the case of an Employee who is an employee of Rowan Companies, Inc. or an employee of an Employing Company, as defined in the Rowan Pension Plan

(the “Rowan Plan”), the Employee: (1) has satisfied the requirements for normal retirement pursuant to the rules of the Rowan Plan which, in terms of age, is a minimum of 60 and (2) has requested and received authorization from the administrative committee appointed by the Company’s Board of Directors to administer the Rowan Plan to commence receiving pension benefits; or

(b)
in the case of an Employee who is an employee of LeTourneau, Inc. or an employee of an Employing Company, as defined in the LeTourneau Pension Plan (the “LeTourneau Plan”), the Employee: (1) has satisfied the requirements for either normal or late retirement pursuant to the rules of the LeTourneau Plan,

(2) has requested and received authorization from the administrative committee appointed by the Board of Directors of LeTourneau, Inc. to administer the LeTourneau Plan to commence receiving pension benefits, and (3) would have satisfied the requirements for normal retirement pursuant to the rules of the Rowan Plan if he or she was an employee of Rowan Companies, Inc. or an employee of an Employing Company under the Rowan Plan.

Determination of the date of termination of employment by reason of Retirement shall be based on such evidence as the Committee may require, and a determination by the Committee of such date of termination shall be final and controlling on all interested parties.

6.
Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of this Option and to keep such registration effective throughout the period that this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of the Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Participant (or the person permitted to exercise this Option in the event of Participant’s incapacity or death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require assuring compliance with applicable securities laws. The Company shall incur no liability to Participant for failure to register the Stock or maintain the registration.

Participant agrees that the shares of Stock, which Participant may acquire by exercising this Option, will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state. Participant also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

7.
Employment Relationship. For purposes of this Agreement, Participant shall be considered to be in the employment of the Company as long as Participant remains an Employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.

8.
Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Participant for federal or state income tax purposes, Participant shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and if Participant fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any withholding requirement out of any cash or shares of Stock distributable to Participant upon such exercise.

9.
Reorganization of the Company.   The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

10.
Recapitalization Events.   In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Stock shall mean and include all securities or other property (other than cash) that holders of Stock of the Company are entitled to receive in respect of Stock by reason of each successive Recapitalization Event, and the exercise price of the Option shall be adjusted as deemed necessary or appropriate in the sole discretion of the Committee to prevent enlargement or dilution of Participant’s rights under this Agreement.

11.
Transfer of Option. Except as provided herein, all rights granted hereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant or, in the case of the Participant’s death or incapacity, by the Participant’s guardian or legal representative. Participant (hereinafter the “Initial Optionee”) for the purposes of this Paragraph 11 may transfer this Option (in whole or in part) subject to Committee approval, and such conditions and limitations, if any, as the Committee may impose with respect to such transfer to any of (i) the spouse, children or grandchildren (“Immediate Family Members”) of the Initial Optionee, (ii) a trust or trusts for the exclusive benefit of one or more of the Immediate Family Members and, if applicable, the Initial Optionee, (iii) a partnership or limited liability company whose only partners, shareholders or members are the Initial Optionee and/or one or more Immediate Family Members or (iv) an organization that has been determined by the Internal Revenue Service to be exempt under Section 501 (c)(3) of the Code. Following any transfer by the Initial Optionee, this Option may not be transferred except back to the Initial Optionee, unless the Committee approves otherwise on such terms as it shall establish in its sole discretion. A transfer of this Option must be for no consideration, unless the Committee otherwise agrees to a transfer for consideration. The terms and conditions of the Plan and this Agreement shall continue to be subject to the same limitation, vesting and expiration provisions of (a), (b), (c) and (d) of Paragraph 3 above, which shall be applied “as if” Participant continued to be the holder of the Option. If transferred, this Option shall not be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the transferee’s exercise of the Option. Further, the Company shall have no obligation to provide any notices to an Option transferee of any event, term or provision with respect to the Option, including, without limitation, the early termination of the Option on account of termination of Participant’s employment. No transfer of this Option shall be effective unless the Committee receives prior written notice of the terms and conditions of any intended transfer, determines that the transfer complies with the requirements imposed hereunder with respect to Option transfers and approves the transfer. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of this Option that does not satisfy the requirements set forth hereunder shall be void and unenforceable against the Company.

12.
Severability.   In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

13.
Certain Restrictions.   By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with this Agreement, the securities laws or any other applicable laws, rules or regulations, or the terms of the Plan.

14.
Amendment and Termination. Except as otherwise provided in the Plan or this Agreement, no amendment or termination of this Agreement shall be made by the Company without the written consent of the Participant.

15.
No Guarantee of Tax Consequences.   The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

16.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

17.
Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Participant has executed this Agreement, all as of the day and year first above written.

ROWAN COMPANIES, INC.

By:_________________________________________      Date:_____________________________
Robert G. Croyle,
Vice Chairman and Chief Administrative Officer

PARTICIPANT:

______________________________________                    Date:______________________________

Address:

______________________________________

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